SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 21, 2005

Date of Report (Date of earliest event reported)

E.DEAL.NET, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-52040

(Commission File Number)

98-0195748

(I.R.S. Employer Identification No.)

1628 West 1st Avenue, Suite 216, Vancouver, British Columbia,  V6J 1G1

(Address of principal executive offices)

(604) 659-5005

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant's Business and Operations

None.

SECTION 2.  Financial Information

None.

SECTION 3.  Securities and Trading Markets

None.

SECTION 4.  Matters Related to Accountants and Financial Statements

None.

SECTION 5.  Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 21, 2005, Mr. Derek Cooper joined the Board of Directors, replacing Ms. Terri DuMoulin as a Company Director, President and CEO.

Mr. Derek J. Cooper, the Company’s newly appointed Director, President and CEO, earned his Bachelor of Science degree in Physics at the University of British Columbia in May 2001, specializing in solid state and optics.

In September 1996, Mr. Cooper enrolled in the University of British Columbia's Bachelor of Science program.

In April 2000, Mr. Cooper published one of numerous studies and commissioned works, including a report on Acoustical Bylaw Enforcement for the Government of British Columbia's Ministry of Transportation.

In January of 2001, Mr. Cooper successfully helped develop a MoS2 (molybdenum sulphate) thin-film coating application to field effect scanning electron microscopy.

Subsequently, in April 2002, during his tenure at the diversified mining and metals giant Teck-Cominco, Mr. Cooper co-designed and commissioned a hydrometallurgy extraction process for molybdenum.

In January 2003, Mr. Cooper joined Syncrude Canada Ltd., the world’s largest producer of crude oil from oil sands and the largest single source producer in Canada.  In September 2004, Mr. Derek Cooper completed a contract-tenure with Stealth Minerals Ltd.

Ms. Terri DuMoulin, the President and CEO, and a member of the Company’s Board of Directors, resigned effective January 21, 2005 due to personal reasons.

SECTION 6. [Reserved]

N/A.

SECTION 7.  Regulation FD

None.

SECTION 8.  Other Events

None.

SECTION 9.  Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E.DEAL.NET, INC.

/s/ Derek Cooper

Derek Cooper

President and CEO

Date: January 21, 2005